Exhibit 99.1

SEEBEYOND ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003
FINANCIAL RESULTS

82% Sequential License Revenue Growth; Reports Profitable Fourth Quarter

MONROVIA, Calif., January 28, 2004 – SeeBeyond (Nasdaq: SBYN), provider of the world’s first fully integrated platform for the development and deployment of composite applications, today reported final results for the fourth quarter and full year ended December 31, 2003.

Total revenue for the fourth quarter ended December 31, 2003, was $40.8 million compared to $32.4 million in the prior quarter and $40.5 million in the fourth quarter of the prior year. License revenue for the fourth quarter was $20.4 million compared to $11.2 million in the prior quarter and $18.5 million for the prior year’s fourth quarter. Total revenue for the year ended December 31, 2003, was $137.8 million, compared to $150.8 million in 2002. License revenue for the full year 2003 was $51.8 million compared to $67.2 million for the prior year. The Company’s international business generated 45% of total revenue for the fourth quarter 2003, and 41% for the full year 2003.

Net income calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) for the quarter ended December 31, 2003, was $759,000, or diluted earnings per share of $0.01 compared to a net loss of $11.6 million, or $(0.14) per share in the prior year’s fourth quarter.

Total cash and cash equivalents were $70.1 million as of December 31, 2003, with DSO decreasing to 77 days during the fourth quarter 2003.

“Reporting significant sequential license growth during the quarter along with profitability earlier than expected, I feel we are truly seeing the impact of our game-changing technology coupled with the newly aligned management team,” said Jim Demetriades, founder and CEO of SeeBeyond. “With the general availability of SeeBeyond ICAN 5.0, SeeBeyond is better positioned than we have ever been in the past. We have always been a technology leader, however with all hands focused on the rapid adoption of ICAN 5.0, increased traction with our partner channels, and profitability, we are confident that we can build marketshare and redefine the integration landscape with composite application development.”

“Operational excellence is the name of the game, and has been my primary focus since joining the management team at SeeBeyond,” added Carv Moore, President and COO of SeeBeyond. “Closing out the year with strong financial results, the general availability of ICAN 5.0 and a new management team, we are ideally positioned to execute on our business strategy in sales, marketing, alliances, services and support and look forward to maintaining and improving upon our current momentum in the marketplace.”

Fourth Quarter and Full Year 2003 Highlights:

•                  SeeBeyond closed 86 customer transactions in the quarter, bringing its total customer base to more than 1,880 – the largest installed base in the pure-play integration space. With continued success across key verticals including financial services, healthcare, retail and manufacturing, the following customers represent new and existing business in the quarter:

Aegon, AXA Australia, Blue Cross Blue Shield of Louisiana, Blue Shield of California, BMW Group, British Telecommunications PLC (BT) / U.K. National Health Service (NHS), Carrefour, CenterPoint Energy, Emerson, FCG, Goodrich, Griffins Foods Ltd., Halliburton, HVB America Inc., Korea First Bank, Lockheed Martin Corporation, National Bank of Abu Dhabi, Nextel, Nike, Inc., Northern Trust Company, Providence Health System, Queensland Health, Raytheon, Sentry Insurance, Sprint, Telekom Malaysia and TXU (Australia).

•                  With partners influencing approximately 43% of license revenue worldwide during the quarter, and 46% for the full year, SeeBeyond continues to see significant results from its strategic alliances program. The Company saw continued traction during the year from several strategic partnerships including Accenture, BearingPoint, CSC, EDS, Deloitte Consulting, First Consulting Group, PricewaterhouseCoopers, Retek and Siebel Systems.

•                  With a renewed focus on operational excellence and execution, the Company underwent a number of significant management changes in 2003, including the appointment of Carv Moore as President and Chief Operating Officer, and Ross Altman, formerly of Gartner Group and EDS, as CTO. In addition, SeeBeyond appointed both a new Senior Vice President of North American Sales, along with a new Senior Vice President of Marketing.

•                  The highlight of 2003 was the unveiling of the SeeBeyond Integrated Composite Application Network (ICAN) Suite v5.0. With ICAN 5.0, the Company offers the industry’s first open, portable integration platform for composite application development built on a single code base. As a result, many leading organizations such as Group Health Incorporated, HypoVereinsbank, MedPlus, KarstadtQuelle, Nike, Pfizer and Syngenta are now better able to rapidly assemble powerful, enterprise-scale, end-user applications built upon existing systems and infrastructure.

•                  As a part of the introduction of ICAN 5.0, SeeBeyond also announced its successful completion of the certification process for JavaTM 2 Platform, Enterprise Edition (J2EETM) 1.3 compatibility. In addition to providing a comprehensive J2EE compatible integration platform, SeeBeyond became the first vendor to support the execution of its application integration functionality on third-party J2EE compatible application servers.

•                  As a result of ICAN 5.0, the Company has also received many industry analyst accolades, validating both its vision and ability to provide leading-edge technology to its global customer base. For a sampling of reviews from The Butler Group, Current Analysis and Gartner, please visit the following links:

http://ir.seebeyond.com/phoenix.zhtml?c=63418&p=IROL-SingleRelease&t=NewsRelease&id=458668, http://ir.seebeyond.com/phoenix.zhtml?c=63418&p=IROL-SingleRelease&t=NewsRelease&id=485897, http://ir.seebeyond.com/phoenix.zhtml?c=63418&p=IROL-SingleRelease&t=NewsRelease&id=414245.

Financial Outlook

SeeBeyond projects first quarter 2004 revenue to be in the range of $36.0 million to $38.0 million, with GAAP net loss per share expected to be in the range of $(0.03) to $(0.01) per share. SeeBeyond expects to be breakeven or profitable on a GAAP basis in the second quarter of 2004. In addition, SeeBeyond expects to be profitable on a GAAP basis for the calendar year 2004.

The Company will review its fourth quarter and full year 2003 financial performance today at 2:00 PM Pacific Standard Time / 5:00 PM Eastern Standard Time. The toll-free dial-in number for the call from within the U.S. and Canada is (866) 406-3488 international callers may dial (630) 691-2772. A simulcast of the conference call will be available on www.seebeyond.com, and a rebroadcast following the completion of the call at www.seebeyond.com. An audio replay of the call will be available after the call until February 4, 2004, at midnight EST. The toll-free dial-in number for the replay from within the U.S. and Canada is (877) 213-9653; international callers may dial (630) 652-3041 using the access code: 8253207.

About SeeBeyond

Based on 14 years of software innovation and real-world experience in integrating systems across Global 2000 organizations, SeeBeyond (Nasdaq: SBYN) delivers the industry’s first full J2EE-certified integrated composite application network built on a comprehensive integration platform. Beyond eAI, the SeeBeyond® Integrated Composite Application Network (ICAN) Suite helps organizations rapidly assemble and deploy enterprise-scale end-user applications built on existing systems and infrastructure to dramatically improve business operations. SeeBeyond has more than 1,850 customers worldwide, including ABB, ABN Amro, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors, Halliburton, Hertz Corporation, Hewlett-Packard, Pfizer, Samsung, Sprint, Sutter Health and United Healthcare. For more information, please visit www.seebeyond.com.

# # #

SeeBeyond is a registered trademark of SeeBeyond Technology Corporation. eGate and eInsight are the trademarks of SeeBeyond Technology Corporation.  All other trademarks are the property of their respective owners.

Forward-Looking Statements

This news release includes statements that are not historical in nature and as such are intended to be forward looking statements for purposes of the safe harbor provided by the Securities Litigation Reform Act. These statements, including those made under the heading “Financial Outlook” related to projected revenues and projected GAAP net loss per share for the first quarter of 2004, expected achievement of breakeven or profitability in the second quarter of 2004 and profitability for the calendar year 2004, statements made by James Demetriades relating to the SeeBeyond’s expected future success in the marketplace, confidence in SeeBeyond’s ability to build marketshare and redefine the market for integration technology, and statements made by Carv Moore relating to the strategic positioning of SeeBeyond for future success, are statements based on SeeBeyond’s current expectations, assumptions, estimates and projections, its industry and its future prospects. These statements are predictions, and actual events and results may differ materially from those forward-looking statements based on certain risks, including risks related to general economic conditions and, in particular, information technology spending; the Company’s sales cycle; dependence on licensing revenue from the Company’s product suite; the Company’s dependence on strategic relationships with systems integrators and others; the Company’s international operations; market acceptance of SeeBeyond products and services, including the SeeBeyond ICAN Suite 5.0, and the potential release of competitive products, among other factors. The forward-looking statements contained in this news release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2002, and its quarterly reports on Form 10-Q. SeeBeyond does not undertake to update any forward-looking statements.

Introduction to Tables

The following tables include pro forma adjustments to SeeBeyond’s operating results that are not calculated in accordance with GAAP.  A reconciliation of the presentation of historical pro forma results to GAAP results is provided in the following tables. As described in the tables, pro forma net loss excludes charges related to the amortization of stock compensation, facility consolidation and related matters, as well as sales and marketing warrants.  SeeBeyond management uses this non-GAAP information in evaluating the potential impact of certain operating decisions on projected financial results, in comparing the Company’s historical operating results and in comparing to competitors’ operating results.  SeeBeyond includes this non-GAAP financial information in this press release because it believes this information enhances comparability of SeeBeyond’s results of operations to those of competitors’, to pro forma operating results SeeBeyond has historically reported and to financial models and expectations of securities analysts.

Contacts:

Barry Plaga	Andrea Williams
Sr. Vice President and CFO	Sr. Director of Investor Relations
(626) 408-3100	(650) 622-2188
bplaga@seebeyond.com	awilliams@seebeyond.com

Kristi Rawlinson

Director of Public Relations

(214) 373-1519

krawlinson@seebeyond.com

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31, 2003
	GAAP	Adjustments(1)	Pro Forma As Adjusted
Revenues:
License	$20,439	$—	$20,439
Services	8,167	—	8,167
Maintenance	12,200	—	12,200

Total revenues	40,806	—	40,806

Cost of revenues:
License	255	—	255
Services and maintenance	8,867	—	8,867

Total cost of revenues	9,122	—	9,122

Gross profit	31,684	—	31,684

Operating expenses:
Research and development	9,794	—	9,794
Sales and marketing	16,161	—	16,161
General and administrative	4,842	—	4,842
Restructuring and impairment charges	47	(47)	—
Amortization of sales and marketing warrants	18	(18)	—
Amortization of stock-compensation	64	(64)	—

Total operating expenses	30,926	(129)	30,797

Income from operations	758	129	887
Other income (expense)
Interest, net	250	—	250

Income before tax provision	1,008	129	1,137
Provision for income taxes	249	—	249

Net income	$759	$129	$888
Net income per share:
- basic	$0.01		$0.01
- diluted	$0.01		$0.01

Number of shares used in calculating:
- basic net income per share	83,517		83,517
- diluted net income per share	88,156		88,156

(1)     The adjustments represent restructuring and impairment charges and the amortization of stock-based compensation and stock warrants.  The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP)

	Three Months Ended December 31, 2002
	GAAP	Adjustments(2)	Pro Forma As Adjusted
Revenues:
License	$18,478	$—	$18,478
Services	11,032	—	11,032
Maintenance	10,986	—	10,986

Total revenues	40,496	—	40,496

Cost of revenues:
License	426	—	426
Services and maintenance	12,675	—	12,675

Total cost of revenues	13,101	—	13,101

Gross profit	27,395	—	27,395

Operating expenses:
Research and development	9,699	—	9,699
Sales and marketing	17,225	—	17,225
General and administrative	4,944	—	4,944
Restructuring and impairment charges	6,625	(6,625)	—
Amortization of sales and marketing warrants	36	(36)	—
Amortization of stock-compensation	126	(126)	—

Total operating expenses	38,655	(6,787)	31,868

Loss from operations	(11,260)	6,787	(4,473)
Other income (expense)
Interest, net	234	—	234

Loss before tax provision	(11,026)	6,787	(4,239)
Provision for income taxes	591	—	591

Net loss	$(11,617)	$6,787	$(4,830)

Basic and diluted net loss per share	$(0.14)		$(0.06)

Number of shares used in calculating basic and diluted net loss per share	83,084		83,084

(2)     The adjustments represent restructuring and impairment charges and the amortization of stock-based compensation and stock warrants.  The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).

	Twelve Months Ended December 31, 2003
	GAAP	Adjustments(3)	Pro Forma As Adjusted
Revenues:
License	$51,815	$—	$51,815
Services	38,662	—	38,662
Maintenance	47,364	—	47,364

Total revenues	137,841	—	137,841

Cost of revenues:
License	1,375	—	1,375
Services and maintenance	41,028	—	41,028

Total cost of revenues	42,403	—	42,403

Gross profit	95,438	—	95,438

Operating expenses:
Research and development	41,012	—	41,012
Sales and marketing	57,044	—	57,044
General and administrative	17,913	—	17,913
Restructuring and impairment charges	6,433	(6,433)	—
Amortization of sales and marketing warrants	190	(190)	—
Amortization of stock-compensation	277	(277)	—

Total operating expenses	122,869	(6,900)	115,969

Loss from operations	(27,431)	6,900	(20,531)
Other income (expense)
Interest, net	624	—	624

Loss before tax provision	(26,807)	6,900	(19,907)
Provision for income taxes	691	—	691

Net loss	$(27,498)	$6,900	$(20,598)

Basic and diluted net loss per share	$(0.33)		$(0.25)

Number of shares used in calculating basic and diluted net loss per share	83,002		83,002

(3)     The adjustments represent restructuring and impairment charges and the amortization of stock-based compensation and stock warrants.  The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP)

	Twelve Months Ended December 31, 2002
	GAAP	Adjustments(4)	Pro Forma As Adjusted
Revenues:
License	$67,243	$—	$67,243
Services	43,562	—	43,562
Maintenance	39,945	—	39,945

Total revenues	150,750	—	150,750

Cost of revenues:
License	2,322	—	2,322
Services and maintenance	45,425	—	45,425

Total cost of revenues	47,747	—	47,747

Gross profit	103,003	—	103,003

Operating expenses:
Research and development	34,443	—	34,443
Sales and marketing	66,520	—	66,520
General and administrative	18,609	—	18,609
Restructuring and impairment charges	6,625	(6,625)	—
Amortization of sales and marketing warrants	380	(380)	—
Amortization of stock-compensation	775	(775)	—

Total operating expenses	127,352	(7,780)	119,572

Loss from operations	(24,349)	7,780	(16,569)
Other income (expense)
Interest, net	1,102	—	1,102

Loss before tax provision	(23,247)	7,780	(15,467)
Provision for income taxes	697	—	697

Net loss	$(23,944)	$7,780	$(16,164)

Basic and diluted net loss per share	$(0.29)		$(0.20)

Number of shares used in calculating basic and diluted net loss per share	82,145		82,145

(4)     The adjustments represent restructuring and impairment charges and the amortization of stock-based compensation and stock warrants.  The pro forma information is not presented in accordance with Generally Accepted Accounting Principles (GAAP).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
License	$20,439	$18,478	$51,815	$67,243
Services	8,167	11,032	38,662	43,562
Maintenance	12,200	10,986	47,364	39,945

Total revenues	40,806	40,496	137,841	150,750

Cost of revenues:
License	255	426	1,375	2,322
Services and maintenance	8,867	12,675	41,028	45,425

Total cost of revenues	9,122	13,101	42,403	47,747

Gross profit	31,684	27,395	95,438	103,003

Operating expenses:
Research and development	9,794	9,699	41,012	34,443
Sales and marketing	16,161	17,225	57,044	66,520
General and administrative	4,842	4,944	17,913	18,609
Restructuring and impairment charge	47	6,625	6,433	6,625
Amortization of sales and marketing warrants	18	36	190	380
Amortization of stock-compensation	64	126	277	775

Total operating expenses	30,926	38,655	122,869	127,352

Income (loss) from operations	758	(11,260)	(27,431)	(24,349)
Other income (expense)
Interest, net	250	234	624	1,102

Income (loss) before tax provision	1,008	(11,026)	(26,807)	(23,247)
Provision for income taxes	249	591	691	697

Net income (loss)	$759	$(11,617)	$(27,498)	$(23,944)

Basic and diluted net income (loss) per share	$0.01	$(0.14)	$(0.33)	$(0.29)

Number of shares used in calculating:
- basic net income (loss) per share	83,517	83,084	83,002	82,145
- diluted net income (loss) per share	88,156	83,084	83,002	82,145

SEEBEYOND Technology Corporation

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2003	September 30, 2003	December 31, 2002
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$70,135	$69,730	$94,114
Accounts receivable, net	34,333	28,079	33,550
Prepaid expenses and other current assets	4,596	4,760	4,180

Total current assets	109,064	102,569	131,844
Property and equipment, net	15,224	15,945	22,429
Goodwill	1,391	1,391	1,391
Other assets	2,068	2,673	1,379

Total assets	$127,747	$122,578	$157,043
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$5,120	$6,024	$11,343
Accrued expenses	21,938	19,412	20,709
Deferred revenues	31,221	29,241	28,141
Equipment line and advance payable - current portion	3,097	3,151	2,988
Capital lease payable - current portion	310	248	214

Total current liabilities	61,686	58,076	63,395
Equipment line and advance payable	515	773	3,260
Capital lease payable	—	543	750

Total liabilities	62,201	59,392	67,405
Commitments and contingencies
Stockholders’ equity:
Common stock, $.0001 par value - 200,000,000 shares authorized;

85,548,522 shares issued and 83,826,520 shares outstanding as of December 31, 2003 and 84,929,657 shares issued and 83,207,655 shares outstanding as of September 30, 2003 and 83,738,243 shares issued and 82,538,243 shares outstanding as of December 31, 2002	8	8	8
Additional paid-in capital	222,539	221,335	219,246
Treasury stock	(3,632)	(3,632)	(2,760)
Deferred stock compensation	(47)	(74)	(317)
Accumulated other comprehensive loss	616	246	(99)
Accumulated deficit	(153,938)	(154,697)	(126,440)

Total stockholders’ equity	65,546	63,186	89,638

Total liabilities and stockholders’ equity	$127,747	$122,578	$157,043

SEEBEYOND Technology Corporation

CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$759	$(11,617)	$(27,498)	$(23,944)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss (gain) on disposal of fixed assets	—	1,887	(16)	1,887
Depreciation and amortization	1,408	1,317	5,814	5,585
Provision for doubtful accounts receivable	645	580	727	934
Amortization of sales and marketing warrants	18	36	190	380
Amortization of stock-based compensation	64	126	277	775
Non-cash restructuring and impairment charges	—	—	4,274	—
Changes in assets and liabilities:
Accounts receivable	(6,899)	89	(1,510)	6,628
Prepaid expenses and other current assets	164	1,530	(416)	(734)
Accounts payable	(904)	(2)	(3,948)	672
Accrued compensation and related expenses	2,526	2,403	1,229	(201)
Deferred revenues	1,980	1,852	3,080	4,283

Net cash used in operating activities:	(239)	(1,799)	(17,797)	(3,735)

Cash flows from investing activities:
Purchases of property and equipment	(687)	(6,343)	(5,103)	(14,226)
Payments to acquire companies, net of cash acquired	—	(13)	—	(268)
Related party receivable	—	—	—	366
Other	605	(88)	(689)	(1,099)

Net cash used in investing activities	(82)	(6,444)	(5,792)	(15,227)

Cash flows from financing activities:
Net repayments on bank lines of credit	(788)	4,837	(3,151)	4,294
Proceeds from issuance of common stock pursuant to public offering, net	—	—	—	59,012
Proceeds from issuance of common stock pursuant to employee stock option plan	822	37	2,422	3,508
Proceeds from issuance of common stock pursuant to employee stock purchase plan	327	373	674	936
Payments for the purchase of common stock	—	(2,760)	(872)	(2,760)
Repayments of capital lease obligation	(5)	(37)	(178)	(37)

Net cash provided by (used in) financing activities	356	2,450	(1,105)	64,953

Effect of exchange rate changes on cash and cash equivalents	370	261	715	1,084

Net increase (decrease) in cash and cash equivalents	405	(5,532)	(23,979)	47,075
Cash and cash equivalents at beginning of the period	69,730	99,646	94,114	47,039

Cash and cash equivalents at end of the period	$70,135	$94,114	$70,135	$94,114